Exhibit 99.1

REDWOOD TRUST PROVIDES COMPANY UPDATE AND ANNOUNCES

DATE OF FIRST QUARTER 2021 FINANCIAL RESULTS WEBCAST AND
CONFERENCE CALL

MILL VALLEY, CA – Friday, April 16, 2021 – Redwood Trust, Inc. (NYSE: RWT), a leader in expanding access to housing for homebuyers and renters, today announced a business update for the quarter ended March 31, 2021 in advance of its upcoming financial results conference call.

First Quarter Business Update:

•	Locked $4.6 billion(1) of residential loans with over 110 discrete sellers; lock mix of 95% Select loans and 5% Choice loans

•	Originated $384 million of business purpose loans; funding mix of 66% single-family rental loans and 34% bridge loans

•	Announced first investments under recently launched RWT Horizons venture investing strategy focused on early and mid-stage companies driving innovation in financial and real estate technology, and digital infrastructure

•	Onboarded approximately 40 historical Sequoia securitizations (aggregate notional value at issuance of $17.3 billion) onto the dv01 capital markets technology platform to provide investors secure, real-time data and transparency on the underlying loan performance of these securitizations

•	Completed three securitizations across Residential and Business-Purpose Lending

o	Completed SEMT 2021-1 and SEMT 2021-2, backed by $527 million and $348 million of jumbo residential loans, respectively

o	Completed the ramp-up on CAFL 2020-P1(2), providing $200 million in financing for single-family rental loans

1)	Does not account for potential fallout from pipeline that typically occurs through the lending process

2)	Single-investor transaction

•	Exercised one SEMT call option taking $19 million of seasoned loans on balance sheet at par

•	During the quarter, the Company estimates the fair value of its securities investment portfolio increased approximately 5%

The Company also announced it is scheduled to release its first quarter 2021 results on Wednesday, April 28, 2021, after the market close. Redwood’s senior management team will host a conference call and webcast to review its financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day.

Webcast Information

The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust’s Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call.

Conference Call Information

To participate by phone, please dial-in at least 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible domestically or internationally, by dialing 1-877-300-8521 or 1-412-317-6026, respectively.

A replay of the conference call will be available after 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on Wednesday, April 28, 2021 through 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on Wednesday, May 12, 2021. To access the replay, listeners may use 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 101555090.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly-traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed, and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding estimates of the fair value of the Company’s securities investment portfolio and statements relating to the amount of residential mortgage loans that we identified for purchase during the first quarter of 2021, and expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com